Final 1/21/98  EXECUTIVE MANAGEMENT INCENTIVE PLAN FOR 1998

1. BUSINESS DEVELOPMENT (20 Points) The following objectives are weighted 40%, 40% and 20% respectively.

     A.   NCB Real Estate Transactions & NCBSB Originations      $395,000,000

     B.   Commercial - increase year to year in average
          outstanding of loans, leases, letters of credit & RFC
          portfolio                                              $ 50,000,000

          5 point bonus to total plan if average increase exceeds
                                                                 $ 60,000,000

     C.   Sourcing of Funds off Balance Sheet - three deals or   $100,000,000

2. CREDIT QUALITY (25 Points) The following objectives are weighted 35%, 35% and 30% respectively:

     A. As of year end the percentage of the total loan and LC portfolio that is non-performing (non-accruing and OREO) will not exceed 1.5% of total loans and LC's.

               If non-performing assets are 1% or less of total loans at year end then the credit quality component of the Incentive Plan is weighted 30 points.

     B.   As of year end the dollar percentage of classified
          (substandard and doubtful) assets will not exceed 6% of total loans and LC's.

               If classified assets are 5% of total loans and LC's or less then this objective is weighted 50%.

     C. Overall loan administration objectives shall be achieved as reported by Credit Review and measured by the outside auditors, FCA and OTS.

3. NET INCOME (25 Points) The following objectives are weighted 50%, 25% and 25% respectively:

     A.   Meet budgeted net income.

     B.   Achieve 9.6% return on equity.

     C.   Achieve ratio of 59% or less of operating expense (less
          NCBDC contribution) divided by net revenue.

     In addition, an "Add-on"award may be earned by exceeding the net income goal. The maximum additional award is 7.5% of salary. For each 1% that net income exceeds goal, 1% of salary is added to the award earned for achievement of the other goals, up to a maximum total award of 42.5% of salary.

Executive  Management Incentive Plan for 1998
Page 2

4. LOW INCOME/ AFFORDABLE HOUSING (15 Points) The following objectives are weighted 40%, 35% and 25% respectively and include NCBDC:

               Each $2 million in excess of the total of goals A
               & B increases the weight of the low income goal by one point to a maximum of 20 points.

     A.   Originations
               (loans, leases, Letters of Credit, and
               investments)                                       $60,000,000

     C.   Arranged Transactions off NCB & NCBDC balance sheets    $50,000,000

     B. Conduct three new market or product opportunity assessments (25%) and implement one new opportunity
          (75%.)

5. TRAINING AND PEOPLE DEVELOPMENT (5 points) The following objectives are weighted equally.

     A. Meet work and family objectives of employee retention, diversity, and internal promotions.

     B. Implement of HR redesign objectives for selection, training, and people development .

6. INNOVATION & CUSTOMER INTIMACY (10 Points) The following objectives are weighted equally.

     A. Develop new ideas, new markets, strategic alliances, new products, and new cooperative development and review at least two annually with board.

     B. Evaluation of objectives in customer learning and market sensing.

7.   AWARD LEVELS

          Points              Incentive Award as Percent of Base Salary

          50 -  64.9                      Up to          15%

          65 -  79.9                      Up to          25%

          80 -  89.9                      Up to          30%

          90 and over                     Up to          35%

     The maximum award may reach 42.5 % if the "Add-on" objective in the budget is met. Incentive awards are determined by the CEO for each participant based upon the results of this plan and the achievement of individual performance objectives.

8.   PARTICIPANTS

     C. Blakely
     C. H. Hackman
     M. Hiltz
     R. L. Reed
     T. W. Simonette